UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2014

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	980363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2014, we issued a press release announcing that our Board of Directors (the Board) had expanded the Board to eight members from seven and subsequently appointed Dag Skattum to fill the newly created vacancy.

A copy of the press release announcing Mr. Skattum’s appointment is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Mr. Skattum, age 53, will receive the same compensation as other members of the Board:

•                           annual retainer of $100,000 (no additional amounts are paid for attendance at meetings);

•                           any director may elect to receive immediately vested stock options, in lieu of any cash payments, valued at the amount of the payment; and

•                           12,000 restricted shares upon initial appointment to the Board, as well as an annual grant of 15,000 restricted shares, which vest over a three-year period.

Directors are also parties to an indemnification agreement with the Company.

Mr. Skattum will be a member of the Audit Committee and the Risk Oversight Committee.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders of Nabors Industries Ltd. was held on June 3, 2014.            Holders of 289,907,963 shares, representing 88.9% of our outstanding shares of common stock entitled to vote as of the record date for the meeting, participated in person or by proxy.

As explained in our proxy statement relating to the meeting:

•                  Directors are elected by a plurality of the votes cast. In the event a nominee does not receive the affirmative vote of a majority of the shares voted in connection with his election, he must promptly tender his resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.*

•                  Approval of the other matters considered at the meeting required the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting, with abstentions and broker nonvotes having the effect of votes against a proposal.

The matters voted upon at the meeting were:

1.              Election of Directors

	Shares For	Shares Withheld	Nonvotes	Result
James R. Crane	207,304,407	63,756,067	18,847,489	Elected
John P. Kotts	266,501,602	4,558,872	18,847,489	Elected
Michael C. Linn	134,387,097	136,673,377	18,847,489	Elected
John V. Lombardi	125,795,556	145,264,918	18,847,489	Elected
Anthony G. Petrello	203,405,835	67,654,639	18,847,849	Elected
Howard Wolf	195,368,769	75,691,705	18,847,489	Elected
John Yearwood	125,838,311	145,222,163	18,847,489	Elected

* Messrs. Linn, Yearwood and Dr. Lombardi received the affirmative vote of less than a majority of the shares voted (or withheld) in connection with their election and accordingly tendered their resignations. The Governance and Nominating Committee of the Board considered the current structure and needs of the Board, the Company’s current strategic needs, shareholders’ expressed reasons for withholding votes, actual vote counts and the contributions and anticipated roles of each of Messrs. Linn and Yearwood and Dr. Lombardi, and recommended that the Board not accept the resignations. The Board determined that acceptance of their resignations would not be in the Company’s best interests and voted unanimously to reject the resignations. Messrs. Linn and Yearwood and Dr. Lombardi did not participate in the deliberations or the vote.

Messrs. Linn, Yearwood and Dr. Lombardi have been directors since 2012, 2010 and 2009, respectively. Their contributions have played an important role in the Company’s enhanced strategic focus and improved market position. Further, their actions have directly resulted in significant enhancements to Nabors’ corporate governance and, in particular, executive compensation practices. As members of the Compensation Committee, they were instrumental in implementing the drastic changes in management compensation which now place Nabors within the range of comparable oilfield services companies in terms of management compensation levels. In particular, these changes materially reduced the CEO’s anticipated forward annual compensation and eliminated the severance feature about which shareholders had expressed concern. Feedback received from shareholders led the Board to conclude that the shareholder vote reflects concerns that relate primarily to the CEO’s prior years’ compensation. None of these directors were involved in the design or negotiation of the prior compensation program. For these reasons, the Board declined to accept the resignations.

Mindful of shareholder concerns, however, the Board took two steps in response to the shareholder vote for directors to directly address those concerns. First, the Board determined that a change in the composition of the Compensation Committee was warranted. Accordingly, Dr. Lombardi and Mr. Yearwood were removed from the Compensation Committee and replaced by Messrs. Crane and Kotts. Mr. Linn was retained as a member of the Compensation Committee to maintain some functional continuity over committee operations and because he received a significant percentage of “For” votes. Second, as described in Item 5.02 above and in the press release attached as Exhibit 99.1, the Board expanded its size from seven to eight directors and added a new, independent director recommended by our largest shareholder. The Board determined that an additional independent voice with diverse experience and the support of our largest shareholder would provide an additional element of independent oversight that would mitigate any remaining concerns over Board composition.

2.              Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Auditor’s Remuneration

For	285,625,379
Against	4,028,914
Abstain	253,670

RESULT: Approved (98.5% For)

3.              Advisory Vote on Shareholder Rights Plan

For	101,995,190
Against	168,751,371
Abstain	313,913
Nonvotes	18,847,489

RESULT: Not approved (35.2% For)

4.              Advisory Vote on Compensation of Named Executive Officers

For	108,890,657
Against	161,264,830
Abstain	904,987
Nonvotes	18,847,489

RESULT: Not approved (37.6% For)

5.              Shareholder Proposal To Require Shareholder Approval of Specific Performance Metrics

For	67,686,422
Against	202,820,942
Abstain	553,110
Nonvotes	18,847,489

RESULT: Not approved (23.4% For)

6.              Shareholder Proposal To Adopt a Share-Retention Requirement

For	64,794,542
Against	205,722,203
Abstain	543,729
Nonvotes	18,847,489

RESULT: Not approved (22.4% For)

7.              Shareholder Proposal Regarding Sustainability Reporting

For	107,093,457
Against	139,330,503
Abstain	24,636,514
Nonvotes	18,847,489

RESULT: Not approved (36.9% For)

8.              Shareholder Proposal Regarding the Vote Standard for Director Elections

For	169,070,081
Against	101,513,210
Abstain	477,183
Nonvotes	18,847,489

RESULT: Approved (58.32% For)

9.              Shareholder Proposal To Adopt a Proxy Access Bye-law

For	140,142,737
Against	130,394,676
Abstain	523,061
Nonvotes	18,847,489

RESULT: Not approved (48.3% For)

10.       Shareholder Proposal Regarding the Vote Standard on all Matters Except Director Elections

For	167,376,978
Against	103,093,199
Abstain	590,297
Nonvotes	18,847,489

RESULT: Approved (57.74% For)

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Nabors Industries Ltd. on June 4, 2014 regarding appointment of new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 4, 2014	NABORS INDUSTRIES LTD.

/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Nabors Industries Ltd. on June 4, 2014 regarding appointment of new director.